UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
(AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXELON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 31, 2017

Dear Shareholder,

We recently sent you proxy materials or a notice of availability of proxy materials in connection with the 2017 Annual Meeting of Shareholders of Exelon Corporation to be held on April 25, 2017. Our proxy materials are also available on the internet at www.proxyvote.com. According to our records, YOUR VOTE for this meeting HAS NOT YET BEEN RECEIVED.

The Board of Directors unanimously recommends voting “FOR” all nominees and all proposals and “1 year” for the frequency of the advisory vote on executive compensation. Please refer to the proxy materials for additional information on these proposals.

Regardless of the number of shares you own, it is important that your vote is represented at the Annual Meeting. Your vote matters to us and we appreciate your support. Please vote your shares today.

Voting is easy:

VOTE BY PHONE:	Call the toll free number located on the enclosed proxy voting form and follow the automated prompts.
VOTE VIA THE INTERNET:	Log onto www.proxyvote.com and follow the instructions on the screen.
VOTE BY MAIL:	Complete, sign, date and mail the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT—PLEASE VOTE TODAY!

If you have any questions or require assistance in voting your Shares, please contact Kingsdale Advisors, our Proxy Solicitation Agent, by: (i) telephone, toll-free in North America at 1-888-518-1562 or at 416-867-2272 outside of North America; or (ii) email at contactus@kingsdaleadvisors.com.

Thank you for your continued support of Exelon Corporation.

/s/ Bruce G. Wilson

Bruce G. Wilson

Senior Vice President,

Deputy General Counsel and

Corporate Secretary

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.